CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Advisors Series Trust and to the use of our report dated November 29, 2018 on the financial statements and financial highlights of Chase Growth Fund and Chase Mid-Cap Growth Fund, each a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2018 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 22, 2019